Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To LifeCell Corporation:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into LifeCell Corporation's previously filed Registration Statements File No. 33-90740, File No. 333-20093, File No. 333-11939, File No. 333-62701, File No. 333-62491, File No. 333-94715 and File
No. 333-45180, File No. 333-68412, File No. 333-82158.




Philadelphia, Pennsylvania
March 22, 2002


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